UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 20, 2012 Bio Matrix Scientific Group, Inc. (the “Company”) issued a convertible promissory note in the principal amount of $165,000. The note bears an annual interest rate of six percent (6%). The unconverted principal amount of the note and any accrued but unpaid interest is payable at the demand of the Holder at any time after August 20, 2013.

The note is convertible into the common shares of the Company as follows:

(a)

The Holder shall have the right to convert up to fifty-percent (50%) of the principal amount of the Note (“Principal Amount”) on December 20, 2012, up to seventy-five percent (75%) of the Principal Amount on April 20, 2013, and up to one hundred percent (100%) of the Principal Amount on August 20, 2013.

(b)

The Holder shall have the right to convert $25,000 of the principal amount due on this note into 5,000,000 shares of the Company’s common stock at any time on or after August 21, 2012.

With the exception of (b), The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the principal amount of this Note to be converted (the “Conversion Amount”) by the applicable Conversion Price.

The “Conversion Price” means the weighted average of the Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date weighted by the daily Trading Volume.  “Trading Price” means the closing bid price on the applicable trading market or, if no closing bid price of such security is available, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Holder.  “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.  “Trading Volume” shall mean the number of shares traded on such Trading Day as reported.  The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.  The Minimum Conversion Price is $0.0035 per share.

The Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder, to prepay the outstanding note in part or in full, including outstanding principal and accrued interest.  Upon receipt of a prepayment notice, Holder shall have the right, but not the obligation, to accelerate the conversion period specified in the note and convert all or any portion of the outstanding principal balance into common shares of the Company.

If an Event of Default as defined in the Note shall occur and not be cured within the time periods specified in the terms and conditions of the note, the Holder may, at its option, declare this Note to be immediately due and payable.

On August 20, 2012 the Company issued to the purchaser of the aforementioned convertible promissory note a warrant, exercisable for three years from August 20, 2012, to purchase up to 16,500,000 of the common shares of the Company at an exercise price of $0.01 per share.

In the event of a change in the outstanding common shares of the Company  by reason of stock dividends, split ups, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or any similar event  the number and class  of shares available under the warrant  in the aggregate and the exercise price of the shares shall be adjusted to give the warrant holder, on exercise for the same aggregate exercise price, the total number, class and kind of shares as the warrant holder would have owned had the warrant been exercised prior to the event requiring adjustment  and had the warrant holder continued to hold such shares subsequent to the event  requiring adjustment.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1	CONVERTIBLE PROMISSORY NOTE
Ex.10.2	WARRANT TO PURCHASE COMMON STOCK

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos

David Koos

Chief Executive Officer

Dated: August 22, 2012

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